Exhibit 99.1

News Release

Contact:    Frank Esposito
Investor Relations
(216) 682-7003

OMNOVA reports eighth consecutive quarter of year-over-year growth in Specialty Segment volume and improvement in profitability in Q4 2018

BEACHWOOD, OHIO, January 31, 2019 -
Fourth Quarter 2018 Highlights

•	Diluted earnings per share for Q4 of 2018 was $0.15 compared to a loss per share of $2.22 last year.

•	Adjusted Diluted Earnings per Share for the quarter was $0.17 compared to $0.10 last year.

•
Specialty Solutions segment operating profit for the quarter was $15.7 million compared to $14.3 million last year. Adjusted Segment Operating Profit for the quarter was $17.8 million, up 22% from $14.6 million last year, driven by higher volumes, better mix and stronger margins.

•	Net Debt to Adjusted EBITDA was 3.2x, flat to last year’s fourth quarter despite the use of approximately €30 million of cash and debt in the September 2018 acquisition of OMNOVA Portugal.

•
Full year diluted earnings per share for 2018 was $0.46 compared to a loss per share of $1.98 last year. Adjusted Diluted Earnings per Share for the year was $0.63, up 13% compared to $0.56 last year and marking the fourth consecutive year of increased adjusted diluted earnings per share.

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OMNOVA Solutions Inc. (NYSE: OMN) Chief Executive Officer Anne Noonan, commenting on the fourth quarter of fiscal 2018, said, “We recorded our eighth consecutive quarter of volume growth and improved year-over-year profitability in specialties as the momentum of our specialization strategy continues. The acquisition of OMNOVA Portugal at the end of September 2018 was a significant contributor to volume in our coatings business for the quarter. Additionally we saw volume strength in our home & personal care, adhesives & sealants, oil & gas, and films businesses. Adhesives & sealants continued to see growth via the success of our proprietary new technology for caulk applications, while films sales to the luxury vinyl tile market remained strong. Oil & gas continued to benefit from last year’s acquisition, growing with a more diversified product and customer portfolio. Laminates demand was lower this quarter, primarily due to weakness in the RV market. For the quarter, Adjusted Segment Operating Profit for Specialty Solutions was $17.8 million, up 22% from $14.6 million last year. For the full year, Specialty Solutions Adjusted Segment Operating Profit was $74.4 million, up 22% from $60.8 million last year and representing over 90% of segment operating profit. Specialty Solutions net sales were up 15% to $127.6 million for the quarter, representing nearly 70% of the Company’s sales. For the full year, Specialty Solutions sales were up 10.5% to $487.6 million, representing over 63% of the Company’s total sales.
“Adjusted Segment Operating Profit for the Performance Materials segment was $1.9 million, or 3% of net sales in the fourth quarter of 2018, compared to $3.1 million, or 4.1% of net sales in the comparable period last year. Fourth quarter 2018 operating performance was improved from the second quarter of 2018 and about flat with the third quarter as improved margins were largely offset by the impact of our decision to exit the declining commodity paper chemicals market. Because of this strategic change to our portfolio, at the end of the second quarter of fiscal 2018, the Company announced the closure of its Green Bay, Wisconsin plant. The closure is on track and we are on plan to realize $7-8 million of annual run-rate savings, primarily benefiting the Performance Materials segment. We expect to realize about half of the savings beginning in the second half of fiscal 2019 with the full annual savings being realized in fiscal 2020,” finished Noonan.

Consolidated Results for the Fourth Quarter of Fiscal 2018
Diluted earnings per share for the fourth quarter ended November 30, 2018 was $0.15 per share, compared to a loss per share of $2.22 last year. In the fourth quarter of 2018, the

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Company recorded charges of $8.2 million primarily for asset impairment, acquisition and integration related expenses, and costs in connection with the Green Bay, Wisconsin plant closure. In the fourth quarter of 2017, the Company recorded charges of $114.0 million primarily related to the non-cash write-down of deferred tax assets and goodwill impairment charges related to the Performance Materials segment.
Adjusted Diluted Earnings per Share was $0.17 per share for the quarter, compared with $0.10 last year driven by improved profitability in the Specialty Solutions segment and reduced SG&A.
Net sales for the quarter were $191.3 million, up 2.7% from last year’s $186.3 million. On a consolidated basis, overall volume was unfavorable by $4.2 million, or 2.2%, as strong growth in Specialty Solutions was offset predominantly by the decline in Performance Materials due to the Company’s exit from commodity paper chemicals. Price and mix had a favorable impact on net sales of $9.7 million, or 5.1%, primarily in Specialty Solutions. Currency translation was unfavorable by $0.8 million, or 0.4%.
SG&A in the quarter was $22.2 million, down from $28.9 million in the same quarter last year. The decrease was driven by reduced incentive compensation expense and benefits from the “One OMNOVA” cost reduction initiatives.
Interest expense for the quarter was $5.0 million, compared to $5.5 million last year, reflecting lower average borrowing balances due to the Company’s $40 million debt pre-payment in December 2017, but partially offset by rising variable interest rates.
Income tax benefit in the quarter was $5.9 million compared to expense of $76.7 million in 2017.  The fourth quarter 2018 benefit was driven by a partial reversal of valuation allowances, while the large tax expense in the fourth quarter of 2017 was a result of establishing a U.S. tax valuation allowance, both resulting from U.S. tax law changes. Cash taxes were $1.1 million for the quarter compared to $1.5 million for last year’s quarter.  The Company has approximately $93.1 million of U.S. federal net operating loss carryforwards and $78.9 million of state and local tax net operating loss carryforwards at the end of 2018.
Working capital days at the end of the quarter were 46.8, almost ten days better compared to last year, driven by a continued focus on reducing working capital. For the full year, cash provided by operations was $56.7 million, compared to $47.8 million last year, reflecting the strong profit growth in Specialty Solutions and improved working capital

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management. The Company’s Net Leverage Ratio was 3.2x Adjusted EBITDA, which is flat to last year but includes the impact of the OMNOVA Portugal acquisition made in September 2018. (See Tables E and F). Excluding the impact of the acquisition, the Net Leverage Ratio would have been 2.8x Adjusted EBITDA.

Specialty Solutions Segment Results
Net sales for Specialty Solutions during the fourth quarter of 2018 increased $16.5 million, or 15%, to $127.6 million, compared with $111.1 million last year. OMNOVA Portugal accounted for $10.7 million of net sales in the quarter. Volume increases of $8.8 million, or 7.9%, primarily due to the OMNOVA Portugal acquisition, and price and mix improvements of $8.7 million, or 7.8%, drove the year-over-year improvement. Foreign currency translation was slightly unfavorable. Volumes were strong in the Company’s coatings business (due to OMNOVA Portugal), as well the home and personal care, adhesives and sealants, oil & gas and films businesses.
Segment operating profit was $15.7 million compared with $14.3 million last year. Adjusted Segment Operating Profit grew 22% to $17.8 million, or 13.9% of net sales, compared to $14.6 million, or 13.1% of net sales, last year. (See Tables A and B.) Increased volume, better mix, the OMNOVA Portugal acquisition, and effective cost controls continued to drive the operating profit improvements.
Performance Materials Segment Results
Net sales for Performance Materials during the fourth quarter of 2018 were $63.7 million, down $11.5 million from $75.2 million last year. Volume was down $13 million, or 17.3%, from last year, primarily due to the Company’s exit from commodity paper chemicals. Volume in antioxidants, reinforcing resins, and tire cord were favorable. The impact of foreign exchange was slightly unfavorable.
Performance Materials’ segment operating loss for the quarter was $4.2 million, compared with an operating loss of $18.4 million last year. The operating loss this year includes $6.1 million of charges primarily related to asset impairment and the closure of the Company’s Green Bay, Wisconsin manufacturing facility. Last year’s operating loss included $21.5 million, primarily related to the write-off of goodwill for the segment. Adjusted Segment Operating Profit

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was $1.9 million, or 3.0% of net sales, compared to $3.1 million, or 4.1% of net sales, last year. (See Tables A and B.)
As a result of our multi-year restructuring, continued focus on our specialization strategy, and improved cash generation, we have built a foundation for solid performance in 2019. However, the current macroeconomic environment remains volatile. As a result, the Company does not intend to provide its 2019 outlook for Adjusted Diluted Earnings per Share until the Company has better long-term visibility. As to first quarter 2019, while we had a strong first quarter last year, we expect current market conditions and volatility to drive first quarter 2019 results below last year’s performance.
The Company plans to continue executing against its core strategy to grow the Specialty Solutions segment at above market rates (including through accretive, strategically aligned acquisitions), and drive margin improvement in the Performance Materials segment.
Earnings Conference Call - OMNOVA Solutions has scheduled its Earnings Conference Call for January 31st, at 11:00 a.m. ET. OMNOVA Solutions’ President and Chief Executive Officer, Anne Noonan will host the live audio event. The call is anticipated to be approximately one hour in length and may be accessed by the public from the investor relations section of the Company’s website (www.omnova.com). Webcast attendees will be in a listen-only mode. Following the live webcast, OMNOVA will archive the call on its website until noon ET, February 14, 2019. A telephone replay also will be available beginning at 1:00 p.m. ET on January 31, 2019, and ending at 11:59 p.m. ET on February 14, 2019. To listen to the telephone replay, callers should dial: (USA) 800-475-6701, access code 462721 or (International) 320-365-3844, access code 462721.

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OMNOVA SOLUTIONS INC.
Non-GAAP and Other Financial Matters

Reconciliation of Reported Segment Sales and Operating Profit to Net Sales and Net Income (Loss)

	Three Months Ended		Year Ended
	November 30,		November 30,
(Dollars in millions)	2018	2017	2018	2017
Net Sales
Specialty Solutions	$127.6	$111.1	$487.6	$441.4
Performance Materials	63.7	75.2	282.2	341.7
Total Net Sales	$191.3	$186.3	$769.8	$783.1
Segment Operating Profit (Loss)
Specialty Solutions	$15.7	$14.3	$70.7	$59.9
Performance Materials	(4.2)	(18.4)	(9.8)	(12.6)
Interest expense	(4.9)	(5.5)	(19.3)	(21.5)
Corporate expenses	(4.8)	(5.2)	(24.0)	(24.5)
Corporate severance	(.2)	(.3)	(.9)	(2.9)
Gain on sale of assets	.9	.9	.9	—
Asset impairment	—	—	(.1)	(1.8)
Debt issuance costs write-off	—	—	(.8)	—
Acquisition and integration related expenses	(1.5)	(1.9)	(2.2)	(.3)
Pension settlement	—	—	—	(.4)
Income (Loss) Before Income Taxes	1.0	(16.1)	14.5	(4.1)
Income tax expense	5.9	(76.7)	6.2	(83.7)
Net Income (Loss)	$6.9	$(92.8)	$20.7	$(87.8)
Depreciation and amortization	$7.9	$7.2	$30.2	$27.9
Capital expenditures	$11.0	$8.1	$23.8	$25.1

This Earnings Release includes Adjusted Segment Operating Profit, Adjusted Income, Adjusted Diluted Earnings Per Share, Adjusted EBIT, Net Debt and Adjusted EBITDA which are non-GAAP financial measures as defined by the Securities and Exchange Commission. Management reviews the adjusted financial measures in assessing the performance of the business segments and in making decisions regarding the allocation of resources to the business segments. Management also believes that the adjusted information is useful for providing investors with an understanding of the Company’s business and operating performance. Management excludes the items shown in the tables below because Management does not consider them to be reflective of normal operations. These adjusted financial measurements are not measurements of financial performance under GAAP and such financial measures should not be considered as an alternative to Segment Operating Profit, Net Income, Diluted Earnings Per Share or other measures of financial performance determined in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Presented on Tables C and D is the Company's Net Leverage Ratio calculation (Net Debt / Adjusted EBITDA). Presented on Table E is the Company's Adjusted Return on Invested Capital calculation (Adjusted Net Operating Profit After Tax / Total Debt and Equity). The tables below provide the reconciliation of these financial measures to the comparable GAAP financial measures.

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Three Months Ended November 30, 2018

Table A - Reconciliation of Segment Sales and Operating Profit to Adjusted Segment Operating Profit and Adjusted Income from Continuing Operations

(Dollars in millions except per share data)	Specialty Solutions	Performance Materials	Combined	Corporate	Consolidated

Net Sales	$127.6	$63.7	$191.3	$—	$191.3

Segment Operating Profit / Corporate Expense	$15.7	$(4.2)	$11.5	$(5.5)	$6.0
Interest expense	—	—	—	(4.9)	(4.9)
Income (Loss) Before Income Taxes	15.7	(4.2)	11.5	(10.4)	1.1
Management Excluded Items:
Restructuring and severance	—	.7	.7	.2	.9
Accelerated depreciation on production transfer	—	.7	.7	—	.7
Acquisition and integration related expense	1.9	.2	2.1	1.5	3.6
Environmental costs	—	—	—	—	—
Other financing costs	—	—	—	—	—
Asset impairment, facility closure costs and other	.2	4.5	4.7	—	4.7
Gain on sale of assets	—	—	—	(.9)	(.9)
Total Management Excluded Items	2.1	6.1	8.2	0.8	9.0
Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$17.8	$1.9	$19.7	$(9.6)	$10.1
Tax expense (25% rate)*					(2.5)
Adjusted Income					$7.6
Adjusted Diluted Earnings Per Share From Adjusted Income					$.17

*Tax rate is based on the Company's estimated normalized annual effective tax rate.

Adjusted Segment Operating Profit as a % of Sales	13.9%	3.0%	10.3%
Capital Expenditures	$8.1	$2.7	$10.8	$0.2	$11.0

Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$17.8	$1.9	$19.7	$(9.6)	$10.1
Unallocated corporate interest expense	—	—	—	4.9	4.9
Segment / Consolidated Adjusted EBIT	17.8	1.9	19.7	(4.7)	15.0
Depreciation and amortization	4.6	2.6	7.2	—	7.2
Segment / Consolidated Adjusted EBITDA	$22.4	$4.5	$26.9	$(4.7)	$22.2

Adjusted EBITDA as a % of Sales	17.6%	7.1%	14.1%		11.6%

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Three Months Ended November 30, 2017

Table B - Reconciliation of Segment Sales and Operating Profit to Adjusted Segment Operating Profit and Adjusted Income from Continuing Operations

(Dollars in millions except per share data)	Specialty Solutions	Performance Materials	Combined	Corporate	Consolidated

Net Sales	$111.1	$75.2	$186.3	$—	$186.3

Segment Operating Profit / Corporate Expense	$14.3	$(18.4)	$(4.1)	$(6.6)	$(10.7)
Interest expense	—	—	—	(5.5)	(5.5)
Income (Loss) Before Income Taxes	14.3	(18.4)	(4.1)	(12.1)	(16.2)
Management Excluded Items:
Restructuring and severance	—	—	—	.4	.4
Acquisition and integration related expense	—	—	—	.1	.1
Environmental costs	—	.2	.2	—	.2
Asset impairment, facility closure costs and other	.3	21.3	21.6	.4	22.0
Total Management Excluded Items	0.3	21.5	21.8	0.9	22.7
Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$14.6	$3.1	$17.7	$(11.2)	$6.5
Tax expense (30% rate)*					(2.0)
Adjusted Income					$4.5
Adjusted Diluted Earnings Per Share From Adjusted Income					$.10

*Tax rate is based on the Company's estimated normalized annual effective tax rate.

Adjusted Segment Operating Profit as a % of Sales	13.1%	4.1%	9.5%
Capital Expenditures	$4.9	$3.0	$7.9	$0.2	$8.1

Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$14.6	$3.1	$17.7	$(11.2)	$6.5
Unallocated corporate interest expense	—	—	—	5.5	5.5
Segment / Consolidated Adjusted EBIT	14.6	3.1	17.7	(5.7)	12.0
Depreciation and amortization excluding accelerated depreciation	3.8	2.9	6.7	0.5	7.2
Segment / Consolidated Adjusted EBITDA	$18.4	$6.0	$24.4	$(5.2)	$19.2

Adjusted EBITDA as a % of Sales	16.6%	8.0%	13.1%		10.3%

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Twelve Months Ended November 30, 2018

Table C - Reconciliation of Segment Sales and Operating Profit to Adjusted Segment Operating Profit and Adjusted Income from Continuing Operations

(Dollars in millions except per share data)	Specialty Solutions	Performance Materials	Combined	Corporate	Consolidated

Net Sales	$487.6	$282.2	$769.8	$—	$769.8

Segment Operating Profit / Corporate Expense	$70.7	$(9.8)	$60.9	$(27.1)	$33.8
Interest expense	—	—	—	(19.3)	(19.3)
Income (Loss) Before Income Taxes	70.7	(9.8)	60.9	(46.4)	14.5
Management Excluded Items:
Restructuring and severance	.7	1.1	1.8	.9	2.7
Accelerated depreciation on production transfer	.1	1.1	1.2	—	1.2
Acquisition and integration related expense	1.8	—	1.8	2.2	4.0
Environmental costs	—	.2	.2	—	.2
Gain on sale of assets	—	—	—	(.9)	(.9)
Debt issuance costs write-off and additional interest	—	—	—	.8	.8
Asset impairment, facility closure costs and other	1.1	14.3	15.4	.1	15.5
Total Management Excluded Items	3.7	16.7	20.4	3.1	23.5
Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$74.4	$6.9	$81.3	$(43.3)	$38.0
Tax expense (25% rate)*					(9.5)
Adjusted Income					$28.5
Adjusted Diluted Earnings Per Share From Adjusted Income					$.63

*Tax rate is based on the Company's estimated normalized annual effective tax rate.

Adjusted Segment Operating Profit as a % of Sales	15.3%	2.4%	10.6%
Capital Expenditures	$16.9	$6.0	$22.9	$.9	$23.8

Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$74.4	$6.9	$81.3	$(43.3)	$38.0
Unallocated corporate interest expense	—	—	—	19.3	19.3
Segment / Consolidated Adjusted EBIT	74.4	6.9	81.3	(24.0)	57.3
Depreciation and amortization	17.6	11.2	28.8	0.2	29.0
Segment / Consolidated Adjusted EBITDA	$92	$18.1	$110.1	$(23.8)	$86.3

Adjusted EBITDA as a % of Sales	18.9%	6.4%	14.3%		11.2%

Net Leverage
Total short and long-term debt (excluding OID and deferred financing fees of $6.8M)					$329.7
Less cash					(54.1)
Net Debt (Debt Less Cash)					$275.6

Net Leverage Ratio**					3.2x
** The above calculation is not intended to be used for purposes of calculating debt covenant compliance.

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Twelve Months Ended November 30, 2017

Table D - Reconciliation of Segment Sales and Operating Profit to Adjusted Segment Operating Profit and Adjusted Income from Continuing Operations

(Dollars in millions except per share data)	Specialty Solutions	Performance Materials	Combined	Corporate	Consolidated

Net Sales	$441.4	$341.7	$783.1	$—	$783.1

Segment Operating Profit / Corporate Expense	$59.9	$(12.6)	$47.3	$(29.9)	$17.4
Interest expense	—	—	—	(21.5)	(21.5)
Income (Loss) Before Income Taxes	59.9	(12.6)	47.3	(51.4)	(4.1)
Management Excluded Items:
Restructuring and severance	.6	1.7	2.3	2.9	5.2
Acquisition and integration related expense	—	—	—	.3	.3
Environmental costs	—	(2.0)	(2.0)	—	(2.0)
Pension settlement	—	—	—	.4	.4
Asset impairment, facility closure costs and other	.3	33.6	33.9	1.8	35.7
Total Management Excluded Items	0.9	33.3	34.2	5.4	39.6
Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$60.8	$20.7	$81.5	$(46.0)	$35.5
Tax expense (30% rate)*					(10.7)
Adjusted Income					$24.8
Adjusted Diluted Earnings Per Share From Adjusted Income					$.56

*Tax rate is based on the Company's estimated normalized annual effective tax rate.

Adjusted Segment Operating Profit as a % of Sales	13.8%	6.1%	10.4%
Capital Expenditures	$13.4	$10.9	$24.3	$.8	$25.1

Adjusted Segment Operating Profit / Corporate Expense Before Income Taxes	$60.8	$20.7	$81.5	$(46.0)	$35.5
Unallocated corporate interest expense excluding debt premium	—	—	—	21.5	21.5
Segment / Consolidated Adjusted EBIT	60.8	20.7	81.5	(24.5)	57.0
Depreciation and amortization excluding accelerated depreciation	14.5	11.4	25.9	2.0	27.9
Segment / Consolidated Adjusted EBITDA	$75.3	$32.1	$107.4	$(22.5)	$84.9

Adjusted EBITDA as a % of Sales	17.1%	9.4%	13.7%		10.8%

Net Leverage
Total short and long-term debt (excluding OID and deferred financing fees of $7.8M)					$361.8
Less cash					(88.0)
Net Debt (Debt Less Cash)					$273.8

Net Leverage Ratio**					3.2x
** The above calculation is not intended to be used for purposes of calculating debt covenant compliance.

OMNOVA Solutions Inc.
Non-GAAP and other Financial Matters (Continued)
Twelve Months Ended November 30, 2018 and 2017

Table E - Adjusted Return on Invested Capital	Twelve Months Ended
	November 30,
Adjusted Net Operating Profit After Tax	2018	2017
Adjusted income	$28.5	$24.8
Interest add back excluding debt premium	19.3	21.5
Tax effect of Interest add back*	(4.8)	(6.5)
Total Adjusted Net Operating Profit After Tax	$43.0	$39.8

	As of November 30,
Debt and Equity:	2018	2017
Short-term debt	$4.2	$4.2
Long-term debt	318.7	349.8
Total shareholders' equity	57.6	38.2
Total Debt and Equity	$380.5	$392.2

Adjusted Return on Invested Capital	11.3%	10.1%

*Tax rate is based on the Company's estimated normalized annual effective tax rate.

Notice on Forward-Looking Statements
This press release includes descriptions of OMNOVA’s current business, operations, and financial condition, as well as “forward-looking statements” as defined by federal securities laws. All forward-looking statements by the Company, including verbal statements, are intended to qualify for the protections afforded forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectation, judgment, belief, assumption, estimate or forecast about future events, circumstances or results and may address business conditions and prospects, strategy, capital structure, debt and cash levels, sales, profits, earnings, markets, products, technology, operations, customers, raw materials, claims and litigation, financial condition, and accounting policies among other matters. Words such as, but not limited to, “will,” “may,” “should,” “projects,” “forecasts,” “seeks,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “optimistic,” “likely,” “would,” “could,” “committed,” and similar expressions or phrases identify forward-looking statements.
All descriptions of OMNOVA’s current business, operations, and financial condition, as well as all forward-looking statements, involve risks and uncertainties. Many risks and uncertainties are inherent in business generally. Other risks and uncertainties are more specific to the Company’s businesses and strategy, or to any new businesses the Company may enter into or acquire. There also may be risks and uncertainties not currently known to the Company. The occurrence of any such risks and uncertainties and the impact of such occurrences is often not predictable or within the Company’s control. Such impacts could adversely affect the Company’s business, operations, or financial condition, as well as the Company's actual and projected results and the value of an investment in the Company. In some cases, such impact could be material. Certain risks and uncertainties facing the Company are described below and in the Company’s Annual Report on Form 10-K.
All written and verbal descriptions of OMNOVA’s business, operations, and financial condition, and all forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the risks, uncertainties, and cautionary statements contained and referenced herein. All such descriptions and any forward-looking statement speak only as of the date on which such description or statement is made, and the Company undertakes no obligation, and specifically declines any obligation, other than that imposed by law, to publicly update or revise any such description or forward-looking statements whether as a result of new information, future events or otherwise.

OMNOVA Page 13

The Company's actual and projected results and the value of your investment in OMNOVA may differ, perhaps materially, from expectations due to a number of risks and uncertainties including, but not limited to: (1) the Company's exposure to general economic, business, and industry conditions; (2) changes in raw material prices and availability; (3) extraordinary events such as natural disasters, political disruptions, terrorist attacks and acts of war; (4) the risk of doing business in foreign countries and markets; (5) the highly competitive markets the Company serves and continued consolidations among its competitors and customer base; (6) extensive and increasing governmental regulation, including environmental, health and safety regulations; (7) the Company's inability to protect its intellectual property or successfully defend itself from intellectual property claims; (8) claims and litigation; (9) changes in accounting policies, standards, and interpretations; (10) the actions of activist shareholders; (11) risks inherent in the operation of manufacturing facilities; (12) the Company's inability to achieve or achieve in a timely manner the objectives and benefits of cost reduction initiatives; (13) the Company's ability to develop and commercialize new products that can be value priced; (14) the Company's ability to identify and complete strategic transactions; (15) the Company’s ability to successfully integrate acquired companies; (16) information system failures and breaches in security; (17) the Company's use of purchase orders rather than long-term contracts for most of its business; (18) the disproportionate impact of certain product lines on the Company's operating profitability; (19) customer credit risk; (20) continued increases in healthcare costs; (21) the Company's ability retain or attract key employees; (22) the Company's ability to renew collective bargaining agreements with employees on acceptable terms and the risk of work stoppages; (23) the Company's contribution obligations under its U.S. pension plan; (24) the Company's reliance on foreign financial institutions to hold some of its funds; (25) the effect of goodwill impairment charges; (26) the volatility in the market price of the Company’s common shares; (27) the Company's substantial debt position; (28) a decision to incur additional debt; (29) the operational and financial restrictions contained in the Company's debt agreements; (30) the effects of a default under the Company's term loan or revolving credit facility; (31) the Company's ability to generate sufficient cash to service its outstanding debt; and (32) potential changes in the LIBOR calculation method and the expected phase-out of LIBOR.
OMNOVA Solutions provides greater detail regarding these risks and uncertainties in its 2018 Form 10-K and subsequent filings with the Securities and Exchange Commission, which are available online at www.omnova.com and www.sec.gov.

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OMNOVA Page 14

OMNOVA Solutions Inc. is a global innovator of performance-enhancing chemistries and surfaces used in products for a variety of commercial, industrial and residential applications. As a strategic business-to-business supplier, OMNOVA provides The Science in Better Brands, with emulsion polymers, specialty chemicals, and functional and decorative surfaces that deliver critical performance attributes to top brand-name, end-use products sold around the world. OMNOVA’s sales for the fiscal year ended November 30, 2018, were $770 million. The Company has a global workforce of approximately 1,900. Visit OMNOVA Solutions on the internet at www.omnova.com.

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OMNOVA SOLUTIONS INC.
Consolidated Statements of Operations
(Dollars in Millions, Except Per Share Data)
(Unaudited)

	Three Months Ended		Year Ended
	November 30,		November 30,
	2018	2017	2018	2017

Net Sales	$191.3	$186.3	$769.8	$783.1
Cost of goods sold (exclusive of depreciation)	147.8	140.4	579.1	582.3
Gross Profit	43.5	45.9	190.7	200.8

Selling, general and administrative	22.2	28.9	104.2	117.1
Depreciation and amortization	7.9	7.2	30.2	27.9
Asset impairment	3.9	19.6	13.5	32.9
(Gain) loss on sale of assets	(.9)	.4	(.9)	.4
Restructuring and severance	1.7	.6	3.5	5.7
Interest expense	4.9	5.5	19.3	21.5
Debt issuance costs write-off	—	—	.8	—
Acquisition and integration related expense	3.4	.1	4.1	.3
Other (income) expense, net	(.7)	(.2)	1.5	(.9)
Total Other Costs and Expenses	42.4	62.1	176.2	204.9
Income (Loss) Before Income Taxes	1.0	(16.2)	14.5	(4.1)
Income tax (expense) benefit	5.9	(76.7)	6.2	(83.7)
Net Income (Loss)	$6.9	$(92.9)	$20.7	$(87.8)

Basic and Diluted Income (Loss) Per Share	$.15	$(2.22)	$.46	$(1.98)
Weighted average shares outstanding - Basic and Diluted	44.7	44.4	44.6	44.4
Weighted average shares outstanding - Diluted	44.9	47.0	44.9	44.4

OMNOVA SOLUTIONS INC.
Consolidated Balance Sheets
(Dollars in Millions, Except Per Share Data)

	November 30, 2018	November 30, 2017

ASSETS:
Current Assets
Cash and cash equivalents	$54.1	$88.0
Accounts receivable, net	112.1	99.0
Inventories	78.8	76.5
Prepaid expenses and other	8.0	12.5
Assets held for sale - current
Total Current Assets	253.0	276.0
Property, plant and equipment, net	205.8	208.9
Intangible assets, net	53.5	56.0
Goodwill	70.9	66.3
Other non-current assets	6.0	5.6
Total Assets	$589.2	$612.8
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities
Amounts due banks	$4.2	$4.2
Accounts payable	101.1	78.3
Accrued payroll and personal property taxes	15.5	26.1
Employee benefit obligations	2.9	2.9
Other current liabilities	10.1	5.1
Total Current Liabilities	133.8	116.6
Long-term debt	318.7	349.8
Post-retirement benefits other than pensions	5.3	6.3
Pension liabilities	51.6	70.5
Deferred income taxes	13.4	23.4
Other non-current liabilities	8.8	8.0
Total Liabilities	531.6	574.6
Shareholders’ Equity
Common stock - $0.10 par value; 135 million shares authorized; 48.3 million shares issued as of November 30, 2018 and 2017, respectively	4.8	4.8
Additional contributed capital	345.9	343.4
Retained deficit	(145.4)	(159.2)
Treasury stock at cost - 3.4 million and 3.5 million shares as of November 30, 2018 and 2017, respectively	(25.3)	(25.5)
Accumulated other comprehensive loss	(122.4)	(125.3)
Total Shareholders’ Equity	57.6	38.2
Total Liabilities and Shareholders’ Equity	$589.2	$612.8

OMNOVA SOLUTIONS INC.
Consolidated Statements of Cash Flows
(Dollars in Millions)

	Three Months Ended		Year Ended
	November 30,		November 30,
	2018	2017	2018	2017
Operating Activities:
Net income (loss)	$6.9	$(92.9)	$20.7	$(87.8)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
(Gain) loss on disposal of fixed assets	(.9)	.4	(.9)	.4
Depreciation and amortization	7.9	7.2	30.2	27.9
Amortization and write-off of debt issuance costs	.3	.4	2.1	1.5
Asset impairments	3.9	20.0	13.5	32.9
Non-cash stock compensation expense	.7	.3	2.8	1.9
Provision for uncollectible accounts	.2	2.1	.6	2.1
Provision for obsolete inventories	(.3)	—	1.0	.3
Deferred income taxes	(7.1)	77.1	(13.8)	77.1
Other	—	.4	—	—
Changes in operating assets and liabilities, net of effect from acquisitions and divestitures of businesses:
Accounts receivable	8.1	4.8	4.3	(13.9)
Inventories	7.2	.9	4.1	(.1)
Other current assets	(.4)	(1.8)	4.9	8.0
Current liabilities	(2.1)	3.0	(.7)	2.1
Other non-current assets	(3.7)	(15.6)	(2.5)	(8.3)
Other non-current liabilities	(.8)	13.6	(3.3)	11.3
Contributions to defined benefit plan	(.3)	(.3)	(6.3)	(7.6)
Net Cash Provided By (Used In) Operating Activities	19.6	19.6	56.7	47.8
Investing Activities:
Capital expenditures	(11.0)	(8.1)	(23.8)	(25.1)
Proceeds from notes receivable	—	—	—	3.8
Acquisition and disposal of businesses	(22.6)	—	(23.1)	(7.3)
Proceeds from sale of assets	.9	—	.9	—
Proceeds from insurance settlements	—	—	—	—
Net Cash Provided By (Used In) Investing Activities	(32.7)	(8.1)	(46.0)	(28.6)
Financing Activities:
Proceeds from borrowings	22.0	—	24.3	—
Repayment of debt obligations	(20.8)	(.9)	(66.2)	(4.2)
Payments for debt refinancing	.1	—	(.9)	—
Acquisition related contingent consideration payments	(.4)	—	(.4)	—
Other equity transactions	1.0	(.2)	1.0	(.2)
Employee tax withholdings related to redemption of common shares	—	—	(.5)	(2.2)
Net Cash Provided By (Used In) Financing Activities	1.9	(1.1)	(42.7)	(6.6)
Effect of exchange rate changes on cash	(.9)	3.0	(1.9)	3.4
Net Increase (Decrease) In Cash And Cash Equivalents	(12.1)	13.4	(33.9)	16.0
Cash and Cash Equivalents At Beginning Of Period	66.2	74.6	88.0	72.0
Cash And Cash Equivalents At End Of Period	$54.1	$88.0	$54.1	$88.0